Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 30, 2009 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in OmniVision Technologies, Inc.’s Annual Report on Form 10-K for the year ended April 30, 2009.

/s/PricewaterhouseCoopers LLP

San Jose, California
November 6, 2009